Exhibit 10.9

BENTLEY SYSTEMS, INCORPORATED

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

1.          Purpose of the Global ESPP.  The purpose of the Global ESPP is to provide an opportunity for Eligible Employees of the Company and its Participating Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders.  The Company intends for Offerings under the Global ESPP to qualify as an “employee stock purchase plan” under Code Section 423  (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under Offerings of the Global ESPP that are not intended to comply with the requirements of Code Section 423 , pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-Section 423 Offering”).

2.          Definitions.

(a)         “Administrator” means, subject to the rules and interpretive determinations promulgated by the Committee, any officer(s) or employee(s) of the Company to whom the Committee has delegated the authority to handle the operation and administration of the Global ESPP.  The Administrator also shall include any third-party vendor or broker/administrator hired by the Committee to assist with the day-to-day operation and administration of the Global ESPP.

(b)         “Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.

(c)         “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Global ESPP.

(d)         “Board” means the Board of Directors of the Company.

(e)         “Change in Control” shall have the same meaning as reflected in the Bentley Systems, Incorporated 2020 Omnibus Incentive Plan.

(f)         “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.  References in the Global ESPP to any section shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

(g)         “Committee” means the Board or any properly delegated committee or subcommittee thereof.

(h)         “Common Stock” means the Class B common stock of the Company, par value $0.01 per share.

(i)          “Company” means Bentley Systems, Incorporated, a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Global ESPP.

(j)          “Company Group” means, collectively, the Company and its Subsidiaries and Affiliates.

(k)         “Contributions” means the amount of Eligible Compensation voluntarily contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Global ESPP.  Without limitation, Contributions may include direct payments from a Participant as may be accepted by the Company to adjust for the Company’s delay or mistake in processing an enrollment form or in otherwise effectuating a Participant's election under the Global ESPP or as advisable to comply with the requirements of Code Section 423 or other Applicable Law.

(l)          “Contribution Account” means a bookkeeping account established for each Participant for the purpose of tracking Contributions made by such Participant during the Offering Period.

(m)        “Disability” means, as to any Participant, unless the applicable enrollment agreement states otherwise, (i) “Disability,” as defined in any employment, severance or consulting agreement between the Participant and the Employer as in effect; or (ii) in the absence of any such employment, severance or consulting agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Employer or another member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced.  Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Committee in its sole and absolute discretion.

(n)         “Eligible Compensation” means, with respect to any Participant and with respect to each pay period, the base salary or regular hourly wages (including, for the sake of clarity, any 13th month/14th month payments or similar amounts as determined under local laws for Participants employed outside of the United States), excluding any incentive cash compensation and equity compensation incentive payments. The Committee may, in its sole discretion, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation for any subsequent Offering Period, consistent with the requirements of Code Section 423 for Section 423 Offerings. In addition, the Committee may establish a different definition of Eligible Compensation for any subsequent Offering Period for Non-Section 423 Offerings, and shall have the authority to interpret which components of remuneration constitute Eligible Compensation for Participants employed outside of the United States.

(o)         “Eligible Employee” means any individual in an employee-employer relationship with the Company or a Participating Company for income tax and employment tax withholding and reporting purposes as of the start of an Enrollment Period, excluding any person:

(i)          who, immediately after any rights under the Global ESPP are granted, owns (directly or through attribution) Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a future parent corporation, or a Subsidiary (as determined under Code Section 423(b)(3)); or

(ii)         who has not satisfied a service requirement of at least ninety (90) days or such other period designated by the Committee pursuant to Code Section 423(b)(4)(A) (which service requirement may not exceed two (2) years).

For purposes of the foregoing, the rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of a person, and Shares, which an employee may purchase or otherwise acquire under outstanding options or other forms of equity compensation awards granted by the Company, shall be treated as Shares owned by the Employee. For purposes of the Global ESPP, the employment relationship shall be treated as continuing intact while the person is on sick leave or other leave of absence approved by the Committee and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). In the case of a rehired employee, the Committee may, in its sole discretion, recognize prior service for purposes of such employee’s satisfaction of any service period requirement so long as the Committee’s actions are applied in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423.

Also, for purposes of clarity, the term “Eligible Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Participating Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Participating Company who has entered into an independent contractor or consultant agreement with the Company or a Participating Company; (iv) any individual performing services for the Company or a Participating Company under a purchase order, a supplier agreement or any other agreement that the Company or a Participating Company enters into for services; (v) any individual classified by the Company or a Participating Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Participating Company; and (vii) any leased employee.  The Committee shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Global ESPP.

(p)         “Employer” means the Participating Company that directly employs the Participant.

(q)         “Enrollment Period” means the period established by the Committee preceding each Offering Period during which an Eligible Employee may elect to participate in the Global ESPP.

(r)         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto.  References in the Global ESPP to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.

(s)         “Fair Market Value” means, as of any date and unless the Committee determines otherwise, the value of Common Stock determined as follows:

(i)          if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported;

(ii)         if the Common Stock is not listed on any national securities exchange, but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(iii)       if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, that, with respect to any right to purchase Shares for which the Offering occurs on the date of the pricing of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering

(t)          “Global ESPP” means the Bentley Systems, Incorporated Global Employee Stock Purchase Plan, as may be amended from time to time.

(u)         “Global ESPP Account” means the brokerage account established for the purpose of holding the Shares purchased under the Global ESPP for the Participant with the transfer agent or any third-party broker/administrator hired by the Company to assist with the day-to-day operation and administration of the Global ESPP.

(v)         “Offering” means a Section 423 Offering or a Non-Section 423 Offering of a right to purchase Shares under the Global ESPP during an Offering Period as further described in Section 6.  Unless otherwise determined by the Committee, each Offering under the Global ESPP in which Eligible Employees of one or more Participating Companies may participate will be deemed a separate offering for purposes of Code Section 423, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Global ESPP will separately apply to each Offering.  With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering shall have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-Section 423 Offering need not satisfy such requirements.

(w)        “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Global ESPP and Shares may be purchased on one or more Purchase Dates.  The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(x)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y)         “Participating Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Global ESPP in either a Section 423 Offering or a Non-Section 423 Offering.  For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Participating Companies.

(z)         “Participant” means an Eligible Employee who elects to participate in the Global ESPP.

(aa)       “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(bb)       “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(cc)       “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date.  For the sake of clarity, the Committee may specify more than one Purchase Period within each Offering Period.

(dd)       “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering shall not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date.  Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the Purchase Price will be 85% of the lesser of (a) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(ee)       “Required Holding Period” means, with respect to each Share acquired under the Global ESPP and unless otherwise determined by the Committee, the period provided under Code Section 423(a)(1).

(ff)        “Shares” means shares of Common Stock.

(gg)       “Subsidiary” means, with respect to any specified Person:

(i)   any corporation, association, or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)  any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(hh)       “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Global ESPP.

(ii)         “Termination” means, the termination of Participant’s employment or service, as applicable, with the Employer for any reason (including death or Disability).

(jj)         “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

3.          Number of Reserved Shares.  Subject to adjustment pursuant to Section 16 hereof, 25,000,000 (twenty-five million) Shares may be sold to Participants pursuant to the Global ESPP.  Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market.  For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-Section 423 Offerings.

4.          Administration of the Global ESPP.

(a)         General.  The Global ESPP will be administered by the Committee.  Notwithstanding anything in the Global ESPP to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Global ESPP, may be exercised by the Committee may alternatively be exercised by the Board.  Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Global ESPP.  In the performance of its responsibilities with respect to the Global ESPP, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b)         Powers of the Committee.  The Committee shall have full power and authority to operate and administer the Global ESPP, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Global ESPP and any enrollment form or other instrument or agreement relating to the Global ESPP, (ii) determine eligibility and adjudicate all disputed claims filed under the Global ESPP, including whether Eligible Employees will participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Participating Companies participating in either a Section 423 Offering or a Non-Section 423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Global ESPP, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Global ESPP, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Global ESPP, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Global ESPP including, without limitation, the adoption of such any rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Global ESPP by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c)         Non-U.S. Sub-Plans.  Notwithstanding any provision to the contrary in the Global ESPP, the Committee may adopt such Sub-Plans relating to the operation and administration of the Global ESPP to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of the Global ESPP, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of the Global ESPP will govern the operation of such Sub-Plan.  To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan will be considered part of a Non-Section 423 Offering, and purchase rights granted thereunder shall not be required by the terms of the Global ESPP to comply with Code Section 423.  Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Global ESPP to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Compensation, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control (as defined in the Bentley Systems Incorporated 2020 Omnibus Incentive Plan) or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.

(d)         Binding Authority.  All determinations by the Committee in carrying out and administering the Global ESPP and in construing and interpreting the Global ESPP and any enrollment form or other instrument or agreement relating to the Global ESPP will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e)         Delegation to Administrator.  To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Global ESPP to the Administrator as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Global ESPP, all references to the Committee will be deemed to refer to the Administrator to whom the Committee delegates authority pursuant to this Section 4(e).

5.          Eligible Employees.

(a)         General.  Any individual who is an Eligible Employee as of the commencement of an Enrollment Period will be eligible to participate in the Global ESPP, subject to the requirements of Section 7.

(b)         Non-U.S. Employees.  An Eligible Employee who works for a Participating Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Code Section 7701(b)(1)(A) )) may be excluded from participation in the Global ESPP or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Global ESPP or a Section 423 Offering to violate Code Section 423.  In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Global ESPP or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)         Code Section 423 Limitations.  Notwithstanding any provisions of the Global ESPP to the contrary, no Eligible Employee will be granted a right to purchase Shares (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d) ) would own capital stock of the Company and/or hold outstanding options to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) under a Section 423 Offering, to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding.

(d)         Other Limitations on Eligibility.  The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or shall not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) , or (v) is a highly compensated employee within the meaning of Section 414(q)  with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Participating Company whose employees are participating in that Offering.

6.          Offering Periods.  The Global ESPP will be implemented by means of consecutive Offering Periods, with the first Offering Period commencing on the first Trading Day on or after January 1, 2021 and ending on the last Trading Day on or before June 30, 2021.  Unless otherwise provided by the Committee, Offering Periods will run from January 1st (or the first Trading Day thereafter) through June 30th (or the first Trading Day prior to such date), and from July 1st (or the first Trading Day thereafter) through December 31st (or the first Trading Day prior to such date).  The Committee shall have the authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.  To the extent that the Committee establishes additional or overlapping Offering Periods, the Committee shall have discretion to structure an Offering Period so that if the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a share of Common Stock on the first Trading Day of any subsequent Offering Period, the Company automatically will enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7.          Participation.

(a)         Enrollment and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Global ESPP during any Enrollment Period.  Any such election will be made by completing the online enrollment process through the Administrator or, if permitted by the Company, by completing and submitting an enrollment form to the Company during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of Eligible Compensation for the Purchase Period within the Offering Period to which the deduction applies.  A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Administrator or, if permitted by the Company, to the Company, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Compensation, or such other maximum amount as may be determined by the Committee.

(b)         Contribution Changes.  A Participant may not change his or her rate of Contributions during an Offering Period.  A Participant may change his or her rate of Contributions only during an Enrollment Period.

(c)         Participation in Subsequent Offering Periods. Once an Eligible Employee elects to participate in an Offering Period, then such Participant automatically will participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same level of Contributions as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws or is deemed to withdraw from the Global ESPP as described above in this Section 7.  A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Global ESPP.

(d)         Committee Authority.  The Committee has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Global ESPP.

8.          Contributions.  All Contributions made by a Participant shall be credited to the Participant's Contribution Account.  The Company shall not be obligated to segregate the Contributions from the general funds of the Company or any Participating Company nor will any interest be paid on such Contributions, unless otherwise determined by the Committee or required by Applicable Law.  All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to the Global ESPP may be used for any corporate purpose.

9.          Grant of Purchase Right; Purchase of Shares.

(a)         General. On each Offering Date, the Company shall grant to each Participant a purchase right under the Global ESPP to purchase Shares.  Each purchase right shall be treated as an option for purposes of Code Section 423.

(b)         Term of Purchase Right. Each purchase right shall have a term equal to the length of the Offering Period to which the purchase right relates.

(c)         Number of Shares Subject to a Purchase Right.  On the Offering Date of each Offering Period, each Participant shall be granted a purchase right to purchase for such Offering Period (at the applicable Purchase Price) up to a maximum number of Shares determined by dividing such Participant’s Contributions for such Offering Period by the Fair Market Value of a Share on the Offering Date; provided, however, that in no event will a Participant be permitted to purchase more than Twenty-Five Thousand U.S. Dollars ($25,000) worth of Shares, subject to adjustment pursuant to Section 16(a), for each calendar year during which such Purchase Right is outstanding.

(d)         Exercise of Purchase Right. The purchase right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole Shares determined by dividing (i) the total amount of the Participant’s Contributions during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Shares to such Participant upon such exercise is lawful. Unless otherwise determined by the Committee, any unused Contributions of a Participant that was not applied to the purchase of Shares on a Purchase Date because such amount was insufficient to purchase a whole Share shall be carried forward for the purchase of Shares on the next following Purchase Date.  However, any unused Contributions during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and shall not be carried forward to any subsequent Purchase Date.

(e)         Oversubscription. In the event, with respect to any Offering hereunder, that the number of whole Shares that might be purchased by all Participants in the Global ESPP on a Purchase Date exceeds the number of Shares available for purchase during a particular Offering Period or the number of Shares available for issuance under the Global ESPP, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Company shall determine to be equitable.

(f)         Delivery of Shares. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery of the Shares acquired by the Participant on such Purchase Date to the Participant’s Global ESPP Account.

(g)         Dividends. Any dividends paid on the Shares acquired under the Global ESPP shall be credited to the Participant’s Global ESPP Account.

(h)         Reports to Participants. Each Participant who has exercised all or part of his or her purchase rights shall receive, as soon as reasonably practicable after the Purchase Date, a report of such Participant’s Global ESPP Account setting forth the total Contributions accumulated prior to such exercise, the number of Shares purchased, the Purchase Price for such Shares and the date of purchase. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

(i)          Required Holding Period. If required by the Committee, a Participant may not sell or otherwise dispose of any Shares acquired under the Global ESPP unless and until the Required Holding Period for such Shares has been satisfied.  Further, except as may be otherwise determined by the Committee, a Participant in a Section 423 Offering may not transfer any Shares acquired under the Global ESPP from the Participant’s Global ESPP Account unless and until the Required Holding Period for such Shares has been satisfied.

(j)          Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Global ESPP shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

10.        Limitation on Number of Shares That a Participant May Purchase.  Subject to the limitations set forth in Section 5(c), each Participant shall have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Purchase Period (or such other date as the Committee may determine), rounded down to the nearest whole Share, at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 4,000 Shares under the Global ESPP per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 16 hereof).  Unless otherwise determined by the Committee, any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was insufficient to purchase a whole Share shall be carried forward for the purchase of Shares on the next following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and shall not be carried forward to any subsequent Purchase Date.

11.        Taxes.  At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Global ESPP, the Participant shall make adequate provision for any Tax-Related Items.  In their sole discretion, and except as otherwise determined by the Committee, the Company or the Participating Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

12.        Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to Shares subject to any rights granted under the Global ESPP or any Shares deliverable under the Global ESPP unless and until such Shares have been deposited into the Participant's Global ESPP Account.

13.        Rights Not Transferable.  Rights granted under the Global ESPP are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14.        Withdrawals.  A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Administrator or, if permitted by the Company, to the Company.  A notice of withdrawal must be received by the relevant deadline as prescribed by the Committee.  Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant shall be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant shall be ineligible to participate in the Global ESPP until the next Enrollment Period.  Unless otherwise determined by the Committee, amounts credited to the Contribution Account of any Participant who withdraws prior to the date set forth in this Section 15 shall be refunded to the Participant, without interest, as soon as reasonably practicable.

15.        Termination of Employment.

(a)         General.  Upon a Participant's Termination for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s

Contribution Account shall be refunded to the Participant, without interest, as soon as practicable, except as otherwise determined by the Committee.

(b)         Leave of Absence.  Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s Contribution Account may be used to purchase Shares as provided under the Global ESPP.  If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Committee or required by Applicable Law), but any amounts then credited to the Participant’s Contribution Account may be used to purchase Shares on the next applicable Purchase Date.  Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(c)         Transfer of Employment.  Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Company shall not be treated as having terminated employment for purposes of participating in the Global ESPP or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-Section 423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Code Section 423.  If a Participant transfers from a Non-Section 423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-Section 423 Offering.

16.                      Adjustment Provisions; Change in Control.

(a)         Changes in Capitalization.  In the event of any change affecting the number, class, value, or terms of the Shares resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Global ESPP, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Global ESPP (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of Shares covered by each right under the Global ESPP that has not yet been exercised.  For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b)         Change in Control.  In the event of a Change in Control, the Committee may take any action it deems necessary with respect to the outstanding rights to purchase Shares, including but not limited to, accelerating the Purchase Date or discontinuing Contributions and refunding any previously made Contributions, without interest, as soon as practicable.

17.        Amendments and Termination of the Global ESPP.  The Board or the Committee may amend, suspend or discontinue the Global ESPP at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment, suspension or discontinuance will be effective unless approved by the Company’s stockholders within such time period as may be required.  The Global ESPP shall terminate on the earliest to occur of (i) termination by the Board, (ii) issuance of all Shares available for issuance under the Global ESPP or (iii) the tenth (10th) anniversary of the approval of the Global ESPP by the Board. Upon termination of the Global ESPP, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants.  For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Global ESPP pursuant to this Section.

18.        Stockholder Approval; Effective Date.  The Global ESPP shall take effect on the date of adoption by the Board, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Global ESPP is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.  For the avoidance of doubt, the Board may not delegate its authority to approve the Global ESPP pursuant to this Section.

19.        Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Global ESPP, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of a right under the Global ESPP prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable.  The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  If, pursuant to this Section 19, the Committee determines that the Shares shall not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

20.        Code Section 409A; Tax Qualification.

(a)        Code Section 409A.  Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Code Section 409A and rights to purchase Shares granted under a Non-Section 423 Offering are intended to be exempt from Code Section 409A pursuant to the “short-term deferral” exemption contained therein.  In furtherance of the foregoing and notwithstanding any provision in the Global ESPP to the contrary, if the Committee determines that a right granted under the Global ESPP may be subject to Code Section 409A or that any provision in the Global ESPP would cause a right under the Global ESPP to be subject to Code Section 409A, the Committee may amend the terms of the Global ESPP and/or of an outstanding right granted under the Global ESPP, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Global ESPP from or to allow any such rights to comply with Code Section 409, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the right to purchase Shares under the Global ESPP that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.  The Company makes no representation that the right to purchase Shares under the Global ESPP is compliant with Code Section 409A.

(b)        Tax Qualification.  Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Code Section 409A ), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Global ESPP, including Section 20(a) hereof.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Global ESPP.

21.        No Employment Rights.  Participation in the Global ESPP shall not be construed as giving any Participant the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates or Parent, as applicable.  Furthermore, the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) may dismiss any Participant from employment at any time, free from any liability or any claim under the Global ESPP.

22.        Governing Law. The Global ESPP shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws’ provisions thereof.  EACH PARTICIPANT WHO VOLUNTARILY ELECTS TO PARTICIPATE IN THE GLOBAL ESPP IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

23.        Titles and Headings, References to Sections or Exchange Act. The titles and headings of the Sections in the Global ESPP are for convenience of reference only and, in the event of any conflict, the text of the Global ESPP, rather than such titles or headings, shall control. References to sections or the Exchange Act shall include any amendment or successor thereto.

24.        Expenses.  Unless otherwise set forth in the Global ESPP or determined by the Committee, all expenses of administering the Global ESPP, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

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